Exhibit 99.(S)(2)

SEI CARLYLE PRIVATE MARKETS FUND

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of the above-referenced closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints Robert A. Nesher, Timothy D. Barto, Katherine Mason and David F. McCann, each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign for him and in his name, place and stead, and in the capacities indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such counterparts will constitute on Power of Attorney.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of August 13, 2026.

/s/ Glenn Kurdziel
Glenn Kurdziel
Treasurer and Chief Financial Officer